EXHIBIT 99.1

For Immediate Release

Investor Contact: Dave Staples Executive Vice President & CFO (616) 878-8793	Media Contact: Jeanne Norcross Vice President Corporate Affairs (616) 878-2830

Spartan Stores Holds Annual Meeting of Shareholders

Amends Articles to Declassify Board of Directors Over Three Years;
Changes Bylaw Supermajority Shareholder Vote Provisions;
Elects Three Directors

GRAND RAPIDS, MICHIGAN-August 12, 2010-Spartan Stores, Inc., (Nasdaq: SPTN) held its 2010 Annual Meeting of Shareholders yesterday at the Grand Valley State University Eberhard Conference Center in Grand Rapids, Michigan.

In remarks at the meeting, Spartan Stores' President and Chief Executive Officer, Dennis Eidson, discussed the Company's solid financial performance in the context of persistent economic challenges and changing consumer purchasing behavior. Mr. Eidson highlighted the Company's relatively high financial performance by historical measures and execution of its balanced business strategy of targeted capital investment, operating efficiency improvements and structural cost reductions.

"Although this past year presented significant economic and market challenges, we are pleased with our financial performance," said Mr. Eidson. "On an adjusted basis, annual operating earnings were the second highest in our company history and for the second consecutive year, we generated annual Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) of more than $100 million."

"During the year, we continued to prudently invest capital in areas of our business that present efficiency improvement and long-term strategic growth opportunities," continued Mr. Eidson. "These investments included a newly constructed replacement store, five remodeled stores and five new fuel centers. In addition, we consolidated all distribution activity into our Grand Rapids, Michigan warehouse, which, through the first quarter of fiscal 2011, improved order processing on specialty items, reduced grocery inventory investment by $5.6 million and lowered supply chain operating expenses by more than five percent.

"We also continued to execute our consumer centric business strategy by better leveraging market research and enhancing our consumer value proposition. Our private brands continue to be a meaningful competitive advantage, particularly during this economic cycle. During the year, we introduced more than 300 new private brand products, plan to introduce 310 more items in fiscal 2011 and are working to further strengthen our private brand identity," said Mr. Eidson.

At the annual meeting, shareholders re-elected Board Directors Mr. Craig Sturken, Mr. Dennis Eidson and Mr. Frederick Morganthall, II to three-year terms expiring at the 2013 annual meeting.

Mr. Sturken is Spartan's Executive Chairman and has been a director since 2003. He was formerly Spartan's President and Chief Executive Officer, and Chairman of the Board, and has been serving as Executive Chairman since October 2008. He has more than 40 years of retail grocery experience, including 10 years with the Great Atlantic & Pacific Tea Company ("A&P") serving as CEO of the company's Atlantic and Midwest regions. He also held executive level positions with The Grand Union Company and Hannaford Brothers Company.

Mr. Eidson is Spartan's President and Chief Executive Officer and has been a director since October 2007. He was formerly Spartan's Chief Operating Officer and Executive Vice President Marketing and Merchandising. Prior to Spartan Stores, he served as Divisional President and Chief Executive Officer and Executive Vice President Sales and Merchandising of A&P's Midwest region. He also served as Vice President of Merchandising for A&P's Farmer Jack division.

Mr. Morganthall, II has been a Spartan director since 2006. He has been the President of Harris Teeter, Inc. since 1997, a wholly owned supermarket subsidiary of publicly traded Ruddick Corporation with stores located in North Carolina, South Carolina, Virginia, Georgia, Tennessee and Florida.

Shareholders also approved amendments to the Company's Articles of Incorporation, approved its 2010 Executive Cash Incentive Plan and ratified Deloitte & Touche LLP as the Company's independent auditors for fiscal 2011. Each of the amendments to the Articles of Incorporation will be effective upon filing of the amendments with the State of Michigan, which the Company intends to do promptly.

The Articles of Incorporation were amended to declassify the Board of Directors. The classification of the Board will be phased out with the term of office of those directors elected at the 2010 Annual Meeting ending at the 2013 Annual Meeting, at which time those directors will be eligible to stand for re-election for a one-year term. Those continuing directors whose terms expire at the 2011 or 2012 Annual Meetings, respectively, will serve the remainder of their terms, and thereafter will be eligible to stand for re-election for a one-year term. Beginning with the 2013 Annual Meeting of shareholders, all of the Company's directors will be elected each year for a one-year term.

The Board believes in strong corporate governance principles and practices, and that this amendment providing for annual election of all directors is in the best interest of Spartan Stores and its shareholders. The Board recognizes that many investors and commentators believe that the election of directors is the primary means for shareholders to influence the governance policies and hold management accountable for implementing those policies.

Shareholders also approved an amendment to the Articles of Incorporation regarding the votes required for changes to the bylaws initiated by shareholders. The shareholder vote required to amend, alter, or repeal the bylaws, or adopt new bylaws has changed to two-thirds of the shares outstanding and entitled to vote from the previous requirement of 80% of the shares outstanding and eligible to vote. Approval was also given to amend the Articles of Incorporation to delete a duplicative provision in order to eliminate an inconsistency between two sections in the Articles of Incorporation regarding the votes required for shareholder changes to the bylaws.

About Spartan Stores

Grand Rapids, Michigan-based Spartan Stores, Inc., (Nasdaq:SPTN) is the nation's eleventh largest grocery distributor with 1.4 million square feet of warehouse, distribution, and office space located in Grand Rapids, Michigan. The Company distributes more than 40,000 corporate and national brand products to approximately 365 independent grocery stores in Michigan, Indiana and Ohio. Spartan Stores also owns and operates 97 retail supermarkets in Michigan, including Family Fare Supermarkets, Glen's Markets, D&W Fresh Markets, Felpausch Food Centers and VG's Food and Pharmacy.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are identifiable by words or phrases such as "opportunities", "execute", or "strategy," that an event or trend "will" occur or "continue," or that Spartan Stores or its management "expects" or "plans" a particular result. Our ability to realize growth opportunities, achieve expected sales and earnings, expand our customer base, effectively implement and achieve the expected benefits of capital investments, warehouse consolidation and store openings, successfully respond to the weak economic environment and changing consumer behavior, achieve expected operating effectiveness, implement plans, programs and strategies, reduce debt, and continue to pay dividends is not certain and depends on many factors, not all of which are in our control. Additional information about the factors that may adversely affect these forward-looking statements is contained in Spartan Stores' reports and filings with the Securities and Exchange Commission. Investors should not place undue reliance on forward-looking statements as predictions of future results. Spartan Stores undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release.